UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2004

ASPEN TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24786	04-2739697
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

Ten Canal Park, Cambridge MA		02141
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 949-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On December 21, 2004, the Federal Trade Commission approved our proposed consent decree with the FTC, which consent decree constitutes a complete and final settlement of the FTC’s complaint against us relating to our acquisition of Hyprotech in May 2002.  The FTC’s approval also constitutes approval of the transactions contemplated by the purchase and sale agreement that we and our subsidiaries Hyprotech Company, AspenTech Canada Ltd., AspenTech Ltd. and Hyprotech UK Ltd. entered into on October 6, 2004 with Honeywell International, Inc. and its subsidiaries Honeywell Control Systems Limited and Honeywell Limited-Honeywell Limitee.  We previously reported the execution of this purchase agreement under Item 1.01 of the Current Report on Form 8-K we filed with the Securities and Exchange Commission on October 7, 2004.

On December 23, 2004, we completed the transactions contemplated by this purchase agreement, which relates to the sale of our operator training business and ownership of the intellectual property to our Hyprotech engineering products to Honeywell International.  Under the terms of the transactions:

•                  we retain a perpetual, worldwide, royalty-free license to the entire Hyprotech engineering software product line and have the right to continue to develop and sell the Hyprotech engineering products;

•                  we retain our customer licenses for our HYSYS and related products, and our Aspen RefSYS and Aspen Oil & Gas solutions, which were not transferred as part of the transactions;

•                  we agreed to a cash payment of approximately $6.0 million from Honeywell in consideration of the transfer of our operator training services business, our covenant not-to-compete in the operator training business for three years, and the transfer of ownership of the intellectual property of our Hyprotech engineering products, $1.2 million of which payment will be released to us in six months (less any adjustments for uncollected billed accounts receivable and unbilled accounts receivable);

•                  we transferred and Honeywell assumed, as of the closing date, approximately $4 million in accounts receivable relating to the operator training business; and

•                  we have entered into a two-year support agreement with Honeywell under which we agree to provide Honeywell with source code to new releases of the Hyprotech products.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: December 23, 2004	By:	/s/ Charles F. Kane
Charles F. Kane
Interim President and Chief Executive Officer, Senior Vice President – Finance and Chief Financial Officer